Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lufax Holding Ltd of our report dated March 11, 2021 relating to the financial statements, which appears in Lufax Holding Ltd’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Shanghai, The People’s Republic of China
July 30, 2021